Exhibit (k)(4)

Blue Owl Alternative Credit Fund

Subscription Agreement

Blue Owl Alternative Credit Fund (referred to herein as the “Fund” or "OALTX")

1 | Your Investment

1A Commitment Amount $		1C Share Class

→		Class I - F

→ No Upfront Fee → $10,000,000* minimum initial investment → *Individual orders of $100,000 may be aggregated by Financial Intermediaries for purposes of meeting the $10,000,000 minimum investment
1B Investment Type

Initial Investment	Additional Investment

2 | Form of Ownership

2A Subscriber Information

→	Type of Account

2B Bad Actor Representation

→	Have you (the "Subscriber") been subject to any Disqualifying Event (under Rule 506(b) under the 1933 Act)?	Yes	No

2C ERISA Information

→	Are you a Benefit Plan Investor*? If Yes, please provide the Percentage of Plan Assets.	Yes	No

%
*A “Benefit Plan Investor” is (i) an “employee benefit plan” subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (e.g., U.S. corporate plans), (ii) any “plan” subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (e.g., IRAs and Keogh plans), or (iii) any entity whose underlying assets include “plan assets” within the meaning of ERISA (generally because plans (described in (i) or (ii)) own 25% or more of a class of the entity’s equity interests or the investor is an insurance company separate account).

2D Entity Information (Required to complete Appendix A)
Trustee(s) and/or Authorized Signatory(s) information must be provided in Section 3.
The information provided must be compliant with IRS Form W-9 and related instructions. Please refer to www.IRS.gov for Form W-9.

Entity Type	→

Entity Name	Tax ID Number	Date of Formation

Entity Address	City	State	ZIP

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Blue Owl	OALTX Subscription Agreement

Jurisdiction (If Non U.S., please provide a completed W-8)	Exemptions (See Form W-9 instructions)	Exempt Payee Code (If Any)	Exemption from FATCA Reporting Code (If Any)

3 | Investor Information

The information provided in Section 3 must be compliant with IRS Form W-9 and related instructions. Please refer to www.IRS.gov for Form W-9. The Company requires a U.S. Residential Street Address to be completed below.

3A Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)

Name (first, middle, last)	Date of Birth	Tax ID Number (SSN/EIN)

Residential Street Address	City	State	ZIP

Title	Email Address	Phone Number

Are you a U.S. person?	Yes	No
Country (If Non-U.S., Form W-8 is required)

3B Co-Investor Name (Co-Investor / Co-Trustee / Co-Executor / Co-Authorized Signatory Information, if applicable)

Name (first, middle, last)	Date of Birth	Tax ID Number (SSN/EIN)

Residential Street Address	City	State	ZIP

Title	Email Address	Phone Number

Are you a U.S. person?	Yes	No
Country (If Non-U.S., Form W-8 is required)

3C Co-Investor Name (Co-Investor / Co-Trustee / Co-Executor / Co-Authorized Signatory Information, if applicable)

Name (first, middle, last)	Date of Birth	Tax ID Number (SSN/EIN)

Residential Street Address	City	State	ZIP

Title	Email Address	Phone Number

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Blue Owl Service Center: 1-833-OWL-LINE

Blue Owl	OALTX Subscription Agreement

Are you a U.S. person?	Yes	No
Country (If Non-U.S., Form W-8 is required)

4 | Additional Investor Information

Are you any of the following with respect to, or which is managed by, the Fund, the Adviser or any of their affiliates?	Yes	No
→ If yes, please complete the following:

An employee, director or officer	The spouse or partner of such employee, director or officer

An investment fund or account	A family member who resides in the same household of such employee, director or officer

5 | Distribution Election

→    You are AUTOMATICALLY enrolled in the Fund's Distribution Reinvestment Plan unless you check the box below.
(Refer to the Fund’s Private Placement Memorandum (“PPM”) for terms of the Distribution Reinvestment Plan.)

Cash – Please check this box if you want to have distributions paid in cash to your bank account below
↓     Only complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan     ↓

→	Pay to Brokerage Account #

	Fidelity	Charles Schwab	Pershing

	RBC	Goldman Sachs	Other

→	Mail a check to Investor Mailing Address / Pay to my Custodian Account as listed in Section 2

→	Electronic Deposit – Select one	Checking		Savings

Name of Financial Institution

	ABA Routing Number		Account Number

The Fund is authorized to deposit distributions to the checking, savings or brokerage account indicated above. This authority will remain in force until the Fund is notified otherwise in writing. If the Fund erroneously deposits funds into the account, the Fund is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

6 | Electronic Communications

→    Instructions: Please affirmatively consent to receiving all communications electronically and provide the information of additional persons authorized by the Subscriber to receive communications between the Blue Owl Fund and the Subscriber.

Email: ServiceDesk@blueowl.com	3 of 7
Blue Owl Service Center: 1-833-OWL-LINE

Blue Owl	OALTX Subscription Agreement

6A Electronic Delivery Consent
By checking the box below, I (we) confirm that, to the extent possible I (we) agree to electronic delivery and consent to receiving future communications electronically.

→	I consent to electronic delivery

6B Additional Contact List

→
	Name	Email Address	Relationship to Subscriber

→
	Name	Email Address	Relationship to Subscriber

→
	Name	Email Address	Relationship to Subscriber

→
	Name	Email Address	Relationship to Subscriber

7 | Accredited Investor Status

The Subscriber represents and warrants that the Subscriber is an “accredited investor” as defined in Rule 501 promulgated under Regulation D under the 1933 Act. Please check as appropriate:

7A	For Individuals

A natural person with individual net worth (or joint net worth with spouse or spousal equivalent*) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse or spousal equivalent*, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness.

A

A natural person with individual income (without including any income of the Investor’s spouse or spousal equivalent*) in excess of $200,000, in each of the two most recent years and who reasonably expects to reach the same income level in the

B

A natural person with joint income with their spouse or spousal equivalent* in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year. current year.
C

The Investor (including all owners in a joint account) holds in good standing either the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), the Investment Adviser Representative license (Series 65), and/or any other professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated under Rule 501(a)(10) under the Securities Act as qualifying an individual for accredited investor status.
D

*A cohabitant occupying a relationship generally equivalent to that of a spouse.

7B	For Entities

An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).
A

A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity.
B

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Blue Owl	OALTX Subscription Agreement

An insurance company as defined in Section 2(a)(13) of the 1933 Act.
C

A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).
D

An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
E

A business development company as defined in Section 2(a)(48) of the 1940Act.
F

A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.
G

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
H

A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.
I

A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.
J

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
K

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.
L

A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
M

An investment adviser registered pursuant to Section 203 of the Advisers Act or registered under the laws of any U.S. state.
N

An investment adviser relying on an exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act.
O

An entity, of a type not listed above, not formed for the specific purpose of acquiring the Interests offered, that owns in excess of $5,000,000 in “investments,” as defined in Rule 2a51-1 under the 1940 Act.
P

A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Interests offered, and whose purchase of the Interests is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Interests.
Q

A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a “family office” meeting the requirements of the immediately preceding category, whose purchase of the Interests is directed by such family office.
R

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Blue Owl Service Center: 1-833-OWL-LINE

Blue Owl	OALTX Subscription Agreement

8 | Important Information Rights, Certifications and Authorizations

Substitute IRS Form W-9 Certification:
Under penalties of perjury, I certify that:

1.The taxpayer identification number shown on this subscription agreement in Section 2 or 3 is my correct taxpayer identification number or (I am waiting for a number to be issued to me), and
2.I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions), and
4.The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct

Certification Instructions: You must cross out certification 2 if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Non-U.S. persons should cross out certifications 1 through 3 above and must complete and provide us with a valid IRS Form W-8.

→ By signing below, you also acknowledge:
•You should not expect to be able to sell your shares regardless of how we perform.
•To the operative provisions relating to an investment in the Fund set forth in this Subscription Agreement.
•You make all of the acknowledgments, representations, warranties and covenants set forth in this Subscription Agreement.
•You have received and read the Fund Documents and your deemed acknowledgments, representations and warranties set forth therein are true and accurate.
•You have received, read and understood, and agree to each and every term of this Subscription Agreement including any exhibits thereto, signature pages and any accompanying supplement (collectively, the "Subscription Agreement").
•You make and affirm all of the certifications, representations, warranties, agreements, acknowledgments and undertakings set forth in this Subscription Agreement.
•You represent that the e-mail to be used for Account Communications is listed in Section 3 above and if your e-mail address changes, you must provide the Fund with the new address by sending an e-mail to ServiceDesk@blueowl.com.
•Your execution will constitute for all purposes your execution of the Subscription Agreement.
•The Subscription Agreement submitted by or on behalf of you, pursuant to a valid power of attorney, constitute or will constitute your valid, binding and enforceable agreement.
→ Each Subscriber must sign below

Subscriber or Authorized Person Signature	Date

Joint Subscriber or Authorized Person Signature	Date

Joint Subscriber or Authorized Person Signature	Date

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Blue Owl Service Center: 1-833-OWL-LINE

Blue Owl	OALTX Subscription Agreement

9 | Investor Representative Information

Name of Financial Institution	Financial Institution CRD Number

- or -
Name of Investor Representative(s)	Rep/Advisor Number/Team ID		Rep CRD Number

Office Street Address	City	State	ZIP

Email Address	Phone Number

10 | Investor Representative Attestation

The undersigned confirms by its signature, on behalf of itself and the Participating Broker/Dealer or Financial Institution listed in Section 9 above, that, in recommending the Subscriber make an investment: (i) it had a reasonable basis to believe the Subscriber is an "accredited investor" as defined in Rule 501 promulgated under Regulation D under the 1933 Act, with whom it had a pre-existing substantive relationship; (ii) it did not solicit the investment by means of any form of general solicitation or general advertisement; (iii) to the extent required by applicable law, it is duly licensed and may lawfully sell Shares in the state designated as the Subscriber's legal residence; (iv) unless agreed in writing with the Dealer Manager, it did not solicit the investment or provide for the execution of this Subscription Agreement outside of the U.S. and that no foreign securities or other laws are implicated by the transaction contemplated hereby; (v) any information concerning the Subscriber, including the information contained in this Subscription Agreement, that is transmitted by the undersigned to the Fund is true, correct and complete in all material respects; (vi) the form of ownership selected by the Subscriber is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the Subscriber is properly authorized and identified; (vii) it delivered a copy of the PPM to the Subscriber prior to or simultaneously with the first recommendation of an investment for the Subscriber; (viii) it has not given any information or any representation concerning the Fund's offering, except as set forth in the PPM, as amended and supplemented, and any other sales material approved for use by the Fund in writing and all appropriate regulatory agencies; and (ix) it has reasonable grounds to believe that the investment is a suitable investment for the Subscriber and that the Subscriber is in a financial position to enable such Subscriber to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
The undersigned confirms by its signature, on behalf of itself and the Participating Broker/Dealer or Financial Institution listed in Section 9 above, that: (i) it has full power and authority to provide this attestation and perform the obligations herein; (ii) this attestation constitutes a valid and binding obligation, enforceable against the Participating Broker/Dealer or Financial Institution listed in Section 9 above in accordance with its terms; and (iii) it and the Participating Broker/Dealer or Financial Institution listed in Section 9 above are in compliance with all the requirements applicable to its activities pursuant to this Subscription Agreement and the PPM imposed upon it under federal and state laws, rules and regulations, all applicable rules of the Financial Industry Regulatory Authority, Inc. ("FINRA"), including with respect to "know your customer" and suitability determinations, as required by its relationship with the Subscriber, the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury, in each case as required by its relationship with the Subscriber.
The Financial Intermediary agrees by its signature, on behalf of itself and the Participating Broker/Dealer or Financial Institution listed in Section 9 above, that it is not entitled to receive any upfront sales fees or ongoing servicing fees with respect to Class I-F Shares.
The Financial Intermediary agrees by its signature, on behalf of itself and the Participating Broker/Dealer or Financial Institution listed in Section 9 above, that the Fund, Blue Owl Alternative Credit Advisors II LLC and Blue Owl Securities LLC are each intended third-party beneficiaries of this attestation with the authority to directly seek redress for the violation of any of the agreements and representations contained herein.
This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the state of Delaware.

Investor Representative Signature	Date

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Blue Owl	OALTX Subscription Agreement

Appendix A | Certification of Beneficial Ownership
Please provide the information for each individual or entity, if any, who, owns 25 percent or more of the equity interests of the legal entity listed in Section 2D. If no individual or entity meets this definition, please indicate below.

→	Check this box if there are no Beneficial Owners who own 25 percent or more

→	If you checked this box indicating the entity has no beneficial owners who own 25 percent or more, please provide the aggregate non-U.S. ownership percentage of the entity

A-1	Beneficial Owner #1	→	Individual	Entity	Ownership Percentage	→	%

→ For Individuals

Name	SSN		Date of Birth	Residential Address		Country

→ For Entities

Entity Name		EIN		Business Address		Jurisdiction (Country)

Are any Beneficial Owners of the Entity non-U.S. Persons?		Yes	No	If yes, please provide their total ownership percentage of the Entity	→		%

A-2	Beneficial Owner #2	→	Individual	Entity	Ownership Percentage	→	%

→ For Individuals

Name	SSN		Date of Birth	Residential Address		Country

→ For Entities

Entity Name		EIN		Business Address		Jurisdiction (Country)

Are any Beneficial Owners of the Entity non-U.S. Persons?		Yes	No	If yes, please provide their total ownership percentage of the Entity	→		%

A-3	Beneficial Owner #3	→	Individual	Entity	Ownership Percentage	→	%

→ For Individuals

Name	SSN		Date of Birth	Residential Address		Country

→ For Entities

Entity Name		EIN		Business Address		Jurisdiction (Country)

Are any Beneficial Owners of the Entity non-U.S. Persons?		Yes	No	If yes, please provide their total ownership percentage of the Entity	→		%

Email: ServiceDesk@blueowl.com
Blue Owl Service Center: 1-833-OWL-LINE

Blue Owl	OALTX Subscription Agreement

A-4	Beneficial Owner #4	→	Individual	Entity	Ownership Percentage	→	%

→ For Individuals

Name	SSN		Date of Birth	Residential Address		Country

→ For Entities

Entity Name		EIN		Business Address		Jurisdiction (Country)

Are any Beneficial Owners of the Entity non-U.S. Persons?		Yes	No	If yes, please provide their total ownership percentage of the Entity	→		%

Email: ServiceDesk@blueowl.com
Blue Owl Service Center: 1-833-OWL-LINE

Blue Owl	OALTX Subscription Agreement

Supplemental Documents Required for Individual Investors

Entity Type	Requirements

Individual	Photocopy of driver’s license

Joint Account	Photocopy of driver’s license for each party

Supplemental Documents Required for Entity Investors

Entity Type	Requirements

Estate	Letters of Testamentary or Estate Affidavit

LLC	Articles of Incorporation AND 4 Required Data Elements for all Authorized Traders

Revocable & Irrevocable Trust	1st and Last Page of Trust Docs

Corporation (C-Corp)	Articles of Incorporation AND Corporate Resolution AND 4 Required Data Elements for All Authorized Traders

Corporation (S-Corp)	Articles of Incorporation, Certificate of Incumbency, or Corporate By-Laws AND 4 Required Data Elements for All Authorized Traders

Partnership	Partnership Agreement AND 4 Required Data Elements for All Authorized Traders

Insurance Company	Documents providing authorized business (ex. Business Certificate of Agreements) AND 4 Required Data Elements for All Authorized Traders

Financial Organization	Documents providing authorized business (ex. Business Certificate of Agreements) AND 4 Required Data Elements for All Authorized Traders

Hospital/Medical Institution	Business License AND 4 Required Data Elements for All Authorized Traders

Cemeteries/Funeral Homes	Business License AND 4 Required Data Elements for All Authorized Traders

Charitable and Welfare Organization	Documents providing authorized business (ex. Business Certificate of Agreements) AND 4 Required Data Elements for All Authorized Traders

Church/Religious Institution	Documents providing authorized business (ex. Business Certificate of Agreements) AND 4 Required Data Elements for All Authorized Traders

Colleges and Universities	Documents providing authorized business (ex. Business Certificate of Agreements) AND 4 Required Data Elements for All Authorized Traders

Non-Financial Organization Club	Registration with University/Business License AND 4 Required Data Elements for All Authorized Traders